FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity New York Municipal Trust II

Series Number	1
Fund	Fidelity New York Municipal Money Market Fund
Trade Date	February 20, 2008
Settle Date	February 28, 2008
Security Name	ROCHESTER NY FSA 3% 10/01/08
CUSIP	771694EW2
Aggregate Offering Value	$39,220,000
Price	100.684
Transaction Value	$4,157,450.80
% of Offering	10.5%
Underwriter Purchased From	UBS Securities LLC
Underwriting Members: (1)	UBS Securities LLC
Underwriting Members: (2)	Citigroup Global Markets Inc.
Underwriting Members: (3)	Roosevelt & Cross, Inc.
Underwriting Members: (4)	Morgan Stanley & Co. Incorporated [GWMNE]
Underwriting Members: (5)	BNY Capital Markets, Inc.
Underwriting Members: (6)	Ramirez & Co., Inc.
Underwriting Members: (7)	Fidelity Capital Markets Services
Underwriting Members: (8)	William Blair & Company, L.L.C.
Underwriting Members: (9)	Chase Investment Services Corp.
Underwriting Members: (10)	Hutchinson, Shockey, Erley & Co.
Underwriting Members: (11)	Janney Montgomery Scott LLC
Underwriting Members: (12)	Charles Schwab & Co.
Underwriting Members: (13)	Stifel, Nicolaus & Company, Inc.